EXHIBIT 99.1

This Statement on Form 3 is filed by Abrams Capital, LLC, Abrams Capital Partners II, L.P., Whitecrest Partners, L.P, and Abrams Capital Partners I, L.P. The principal business address of each of the Reporting Persons is 222 Berkeley Street, 22nd Floor, Boston, MA 02116.

Name of Designated Filer: Abrams Capital, LLC

Date of Event Requiring Statement: June 2, 2004

Issuer Name and Ticker or Trading Symbol: Global Signal Inc. (GSL)

                               ABRAMS CAPITAL, LLC

                               /s/ David Abrams
                               --------------------
                               By: David Abrams
                               --------------------
                               Its: Managing Member



                               ABRAMS CAPITAL PARTNERS II, L.P.

                               By: ABRAMS CAPITAL, LLC, its General Partner

                               /s/ David Abrams
                               --------------------
                               By: David Abrams
                               --------------------
                               Its: Managing Member


                               WHITECREST PARTNERS, L.P.

                               By: ABRAMS CAPITAL, LLC, its General Partner

                               /s/ David Abrams
                               --------------------
                               By: David Abrams
                               --------------------
                               Its: Managing Member

                               ABRAMS CAPITAL PARTNERS I, L.P.

                               By: ABRAMS CAPITAL, LLC, its General Partner

                               /s/ David Abrams
                               --------------------
                               By: David Abrams
                               --------------------
                               Its: Managing Member